Exhibit 99.1

Lehigh Gas Partners LP Prices Initial Public Offering

Common Units to Trade on the NYSE under the Symbol “LGP”

ALLENTOWN, PA (October 24, 2012) — Lehigh Gas Partners LP, a Delaware limited partnership, announced today it has priced its initial public offering (the “Offering”) of 6,000,000 common units representing limited partner interests in Lehigh Gas Partners at $ 20.00 per common unit.

The common units will trade on the New York Stock Exchange under the symbol “LGP” beginning on October 25, 2012.  The New York Stock Exchange relied, for approval of the listing, upon adjusted 2010 financial information which is included in the original listing application and is available to the public upon request.

The Offering is expected to close on October 30, 2012 subject to customary closing conditions. The underwriters have been granted a 30-day option to purchase up to an additional 900,000 common units.

Lehigh Gas Partners, headquartered in Allentown, PA, was formed to engage in the wholesale distribution of motor fuels and to own and lease real estate used in the retail distribution of motor fuels.  Lehigh Gas Partners owns and leases sites located in Pennsylvania, New Jersey, Ohio, New York, Massachusetts, Kentucky, New Hampshire and Maine.

Raymond James & Associates, Inc. and Robert W. Baird & Co., Incorporated are acting as joint book-running managers for the Offering. Oppenheimer & Co., Inc., Janney Montgomery Scott LLC, and Wunderlich Securities, Inc. are acting as co-managers for the Offering.

The Offering of common units will be made only by means of a Prospectus.  A written Prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of:

Raymond James & Associates, Inc.	Robert W. Baird & Co., Incorporated
Attn: Equity Syndicate	Attn: Syndicate Department
880 Carillon Parkway	777 E. Wisconsin Avenue
St. Petersburg, FL 33716	Milwaukee, WI 53202
(800) 248-8863	(800) 792-2413
andrea.borum@raymondjames.com	syndicate@rwbaird.com

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (SEC). The registration statement is available on the

SEC’s web site at http://www.sec.gov under the registrant’s name, “Lehigh Gas Partners LP.” This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lehigh Gas Partners

Lehigh Gas Partners, headquartered in Allentown, PA, was formed to engage in the wholesale distribution of motor fuels and to own and lease real estate used in the retail distribution of motor fuels.  Lehigh Gas Partners owns and leases sites located in Pennsylvania, New Jersey, Ohio, New York, Massachusetts, Kentucky, New Hampshire and Maine.

Forward-Looking Statements

This news release contains “forward-looking statements” which are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to the inability to complete the initial public offering and to list the common units on the New York Stock Exchange. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Registration Statement on Form S-1 initially filed by Lehigh Gas Partners LP on May 11, 2012 and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Subsequent events and market developments could cause our expectations to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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CONTACTS:

Karen Yeakel

Vice President, Investor Relations

Lehigh Gas Partners

610-625-8126

kyeakel@lehighgas.com

Pete Waldron
Vice President, Public Affairs, Corporate Communications & Philanthropy
Lehigh Gas Partners

(610) 625-8073

pwaldron@lehighgas.com